Exhibit 10.47
ASSIGNMENT AGREEMENT

This Assignment Agreement (the "Agreement") is made by and among Big Tree Group Inc. (the "Debtor"), China Direct Investments, Inc. (the "Assignor") and JSJ INVESTMENTS, INC. (the "Assignee"), this 30th day of January 2014 (the Debtor, the Assignor and the Assignee are sometimes referred to in this Agreement singly as a "Party" or collectively as the "Parties.").

RECITALS

WHEREAS, the Assignor desires to assign to Assignee, and Assignee desires to assume, One Hundred and three thousand two hundred sixteen dollars ($103,216) of Assignor’s rights, title and interests in, to and under that certain Convertible Promissory Notes issued by Debtor on May 21, 2012 and May 1, 2013 in the original principal amount of $103,216, (the “Original Note”), attached as Exhibit A; and

WHEREAS, the Debtor is willing to issue to the Assignee, for the fulfillment of the assignment of the Original Notes to Assignee, a revised promissory note of even date (the "Replacement Note"), attached as Exhibit B in the principal amount of $103,216 principal balance of the Original Notes at January 30, 2014;  and

WHEREAS, to effectuate this understanding, the Parties agree to enter into this Agreement.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1. Assignment. Subject to and in accordance with the terms and conditions set forth in this Agreement, the Assignor hereby grants, sells, assigns, and conveys to the Assignee, without recourse, all of the Assignor’s right, title and interest in and to the Original Notes, subject to the Retained Interest as provided herein. Within five (5) business days of receipt of the Initial Payment (as set forth below) by Assignor from Assignee by wire transfer, Debtor shall mail to the Assignee at the address provided to it, the original of the Replacement Note.

2. Consideration. In consideration for the assignment of the Original Notes, Assignee shall pay to the Assignor $103,216 in full, to be paid to Assignor in lawful money of the United States of America by wire transfer commencing November 18, 2013 (the “Closing Date”) to the Assignor’s designated account as set forth in the Disbursement Memorandum, attached hereto as Exhibit C, payable as follows:

Date: Amount:
01/30/2014 $42,000

3. Replacement Note. The Debtor hereby renews and affirms the Original Note, extended through the Replacement Note, as a legally binding obligation of the Debtor, regardless of any termination date or statute of limitation, and hereby extends the obligation through the Replacement Note until the satisfaction of the Replacement Note, with all accrued interest. It is a condition to closing of the transactions contemplated by this Agreement that the fully executed Replacement Note is delivered to the Assignee as provided herein. The Replacement Note provides that in the event of a default by Assignee in the timely payment of any instalment amount due hereunder to Assignor, then Assignor may demand that Debtor give Notice of Default to Assignee, which Notice shall provide Assignee with five (5) business days from the date of the Notice of Default to cure the default by making the full instalment payment or payments then due to Assignor, and, on failure of Assignee to do so, to cause the remaining principal balance on the Replacement Note, plus all accrued interest thereon (the “Default Amount”), to be paid and satisfied in full by the issue and delivery to Assignor by Debtor, with a copy to Assignee, of a Substitute Promissory Note on the same terms as the Replacement Note, in the principal amount of the Default Amount. If there are any conflicts between the provisions of this Agreement and the provisions of the Replacement Note, the provisions of the Replacement Note will govern.

4. Representations of Assignor. Assignor hereby represents and covenants to Assignee that:
 a. The outstanding principal of the Original Notes, as of January 30 , 2014 is at least $ 103,216.
b. Assignor’s interest in and to the Original Notes is free and clear of all liens, encumbrances, obligations or defects which are of record prior to the date of this Agreement.
c. (i) Assignor has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to sell the relevant Note in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by Assignor and the consummation by Assignor of the transactions contemplated hereby have been duly authorized by Assignor and no further consent or authorization of Assignor is required, (iii) this Agreement has been duly executed and delivered by Assignor, and (iv) this Agreement constitutes a legal, valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.
d. The execution, delivery and performance of this Agreement by Assignor and the consummation by Assignor of the transactions contemplated hereby will not (i) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Assignor is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Assignor is subject) applicable to Assignor or by which any property of the Assignor are bound or affected. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable federal and state securities laws, neither Assignor nor the Debtor is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. Except for filings that may be required under applicable federal and state securities laws by Debtor in connection with the issuance and sale of the Replacement Note, all consents, authorizations, orders, filings and registrations which Assignor is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date .
e. Assignor has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.
f. Assignor has owned the Original Note since the Issuance Date. Assignor is not, and for a period of at least ninety (90) days prior to the date hereof has not been, an “Affiliate” of the Debtor, as that term is defined in Rule 144 of the 1933 Act. Subsequent to the Closing Date, Assignor will take no action which would adversely affect the tacking holding period under Rule 144.
g. Assignor makes no representations or warranties with respect to the Debtor, its financial status, earnings, assets, liabilities, corporate status or any other matter.

5. Representations of Debtor. The Debtor hereby represents and warrants the following:
a. The Debtor will reserve for issuance sufficient shares of authorized but unissued common stock of the Debtor (“Common Stock”) for the issuance of the Common Stock in case of conversion of the Replacement Note by the Assignee.
b. All consideration advanced to Debtor by the Assignor constituting the Debt have been and were fully paid and rendered through the acquisition of assets and businesses which closed on September 30, 2010 for legitimate business purposes.
c. The outstanding principal amount of the Original Notes as of the date of this Agreement is at least $103,216.
d. As of the date hereof, the Debtor has not paid the portion of the debt represented by the Original Note to be assigned hereunder to the Assignor nor has that portion of the Original Note been previously converted into equity of the Debtor.

e. The Assignor or any affiliate of Assignor (collectively, jointly and severally, “Assignor’s Affiliate”) is not now, and has not been during the preceding three months, an officer, director, or more than 5% shareholder of the Debtor or in any other way an “affiliate” of the Debtor as that term is defined in Rule 144(a)(1) as promulgated under the Securities Act.
f. The Original Note Holder or any affiliate of the Original Note Holder (collectively, jointly and severally, “Original Note Holder’s Affiliate”) is not now, and has not been during the preceding three months, an officer, director, or more than 5% shareholder of the Debtor or in any other way an “affiliate” of the Debtor as that term is defined in Rule 144(a)(1) as promulgated under the Securities Act.
g. Upon conversion at any time following the date hereof, the shares converted in accordance with this Agreement shall be issued unrestricted pursuant to exemptions provided under Rule 144.
h. The resolutions of the Debtor's Board of Directors dated as of the date and contained in the secretary’s certificate attached hereto as Exhibit C remain in full force and effect.
i. The Debtor is afully-reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Debtor is up to date and current in all of its Exchange Act filings; and the Debtor’s Exchange Act filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.
j. The Debtor is not a" shell company" as that term is defined in Rule 144(i)(l)(i) under the Act nor has the company been a “shell company” for a period of at least one year. The Debtor does not have nor has had at any time since the date of the Original Note, (i) no or nominal operations; and, (ii) either (a) nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.
k. The Debtor has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out the Debtor’s obligations hereunder. Other than the consent and approval of the board of directors of the Debtor which has been obtained, no consent, approval or agreement of any individual or entity is required to be obtained by the Debtor in connection with the execution and performance by the Debtor of this Agreement or the execution and performance by the Debtor of any agreements, instruments or other obligations entered into in connection with this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Debtor.
m. Neither the execution of this Agreement by the Debtor nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which the Debtor is bound, or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to the Debtor

6. Representations of Assignee. The Assignee hereby represent and covenant, individually, to the Debtor that:
a. Assignee has all requisite power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Assignee and to perform its obligations hereunder and to consummate the transactions contemplated hereby;
b. Assignee understands that the shares to be issued upon conversion of the Replacement Note have not been, and may not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Assignee’s representations as expressed herein or otherwise made pursuant hereto;
c. Assignee has substantial experience in evaluating and investing in securities of companies similar to the Debtor and acknowledge that it can protect its own interests. Assignee has such knowledge and experience in financial and business matters so it is capable of evaluating the merits and risks of its investment in the Debtor. Assignee are “accredited Assignee” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act;
d. Assignee has had an opportunity to receive all information related to the Debtor requested by them and to ask questions of and receive answers from the Debtor regarding the Debtor, and its business. Assignee have reviewed the Debtor’s periodic reports on file with Securities and Exchange Act filings;
e. Assignee understands that there is a limited trading market for the shares issued upon conversion of the Replacement Note and that an active market may not develop for the shares.

f. Assignee represents and warrants that it has read the terms of the Replacement Note and agrees to such terms.

7. Entire Agreement. This Agreement constitutes the entire agreement between the parties in respect of the assignments contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other then expressly set forth in this Agreement. This Agreement expressly supersedes and replaces any and all prior understandings or agreements between the parties with respect to the subject matter of this Agreement.

8. All Further Acts. Each of the parties hereto will do any and all such acts and will execute any and all such documents as may reasonably be necessary from time to time to give full force and effect to the provisions and intent of this Agreement. The Assignor further agrees that it will, at any time and from time to time after the date hereof, upon the Assignee request, execute, acknowledge and deliver or cause to be executed and delivered, all further documents or instruments necessary to effect the transactions contemplated in this Agreement.

9. Legal Opinion. Upon any conversion of the Replacement Note by the Assignee, the Assignee shall have delivered to the Debtor, an opinion of counsel (the “Opinion”) that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, sold or transferred pursuant to an exemption from such registration, such as Rule 144 of the Securities Act (“Rule 144”) or Regulation S of the Securities Act and thus issued by the Debtor’s transfer agent without restrictive legend. The Opinion shall be accepted by the Debtor. In the event that the Debtor does not accept the Opinion provided by the Assignee with respect to the transfer of the Conversion Shares pursuant to an exemption from registration within three (3) business days of delivery of the Opinion to the Debtor, in addition to such failure to be an event of default pursuant to the Replacement Note, the Debtor shall pay to the Assignee liquidated damages of five percent (5%) of the outstanding amount of the Replacement Note per day plus accrued and unpaid interest on the Replacement Note, prorated for partial months, in cash or shares at the option of the Assignee.

10. Jurisdiction and Venue. The Parties agree that this Agreement shall be construed solely in accordance with the laws of the State of Florida, notwithstanding its choice or conflict of law principles, and any proceedings arising among the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, shall be brought only in the state courts of Florida or in the federal courts located in the state and county of Florida.

11. Reliance. Each party hereto hereby acknowledges and agrees that the intended third party beneficiary may rely upon the representations, warranties and covenants of the undersigned as set forth herein and in any of the related documents including but not limited to the Original Note and the Replacement Note.

12. Notices. Notices to Assignee under the Note shall be to the address set forth below.

13. Headings. The headings and captions contained in this Agreement are for convenience of reference only and will not in any way affect the meaning or interpretation of this Agreement.

14. Survival. Each party is entitled to rely on the representations and warranties of the other party and all such representations and warranties will be effective regardless of any investigation that the party has undertaken of failed to undertake. The representations and warranties will survive the effective date of this Agreement and continue in full force and effect until six (6) months after the effective date of this Agreement.

15. No Assignment. No Party may assign any right, benefit or interest in this Agreement without the written consent of the other party, which consent may not be unreasonably withheld. This Agreement will inure to the benefit of, and be binding upon, the Assignors and the Assignee and their respective successors and assigns.

16. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

17. Counterparts and Electronic Means. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the day and year first written above. The agreement will be signed by all parties and signatures exchanged prior to the Closing Date.

IN WITNESS WHEREOF the parties hereto have executed this Assignment Agreement as of the day and year first above written.

Assignor:
By: /s/ Yuejian James Wang
Name: China Direct Holdings Inc.
Assignee:
JSJ INVESTMENTS, INC.
By: /s/ Sameer Hirji
Name: Sameer Hirji
Title: President
Debtor: BIG TREE GROUP INC.
By: /s/ Wei Lin
Wei Lin, CEO

EXHIBIT ‘A’
ORIGINAL NOTE DATED May 12, 2012

EXHIBIT ‘B’
REPLACEMENT NOTE DATED JANUARY 30, 2014

EXHIBIT ‘C’
DISBURSEMENT FORM